UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2022

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2022, Veracyte, Inc. (the “Company”), announced certain key leadership promotions including the appointment of Tina S. Nova, Ph.D., to serve as President of the Company’s CLIA U.S. business, effective as of January 6, 2022.

Dr. Nova served on the Company’s board of directors from November 2015 to February 2021 and has served as the Company’s General Manager, Thyroid and Urologic Cancers, since March 2021. Dr. Nova previously served as President and Chief Executive Officer of Decipher Biosciences, Inc. (“Decipher”), a molecular diagnostics company, from August 2018 until its acquisition by the Company in March 2021. Prior to Decipher, Dr. Nova served as President and Chief Executive Officer of Molecular Stethoscope, Inc., a molecular diagnostics company, from September 2015 to July 2018. Dr. Nova served as senior vice president and general manager of Illumina Inc.’s oncology business unit from July 2014 to August 2015. From March 2000 to April 2014, Dr. Nova founded and served as a member of the board of directors, President and Chief Executive Officer of Genoptix, Inc., a medical laboratory, which was acquired in 2011 by Novartis Pharmaceuticals Corporation, a pharmaceutical company. Dr. Nova also held senior positions with Nanogen, Inc., a molecular diagnostics and biomedical research company, Ligand Pharmaceuticals, Inc., a biopharmaceutical company, and Hybritech, Inc., a monoclonal antibody development company. Dr. Nova has served on the board of directors of Arena Pharmaceuticals, Inc., since September 2004 and was chairman of its board of directors from June 2013 to June 2016. She also serves on the board of directors of Exagen, a diagnostic company. Dr. Nova is vice chairman of the board of directors of the Rady Pediatric Genomics and Systems Medicine Institute, which is part of Rady Children’s Hospital-San Diego. Dr. Nova received a B.S. degree in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

In connection with her appointment as President of the Company’s CLIA U.S. business, Dr. Nova will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 7, 2013 (File No. 333-191282).

There is no arrangement or understanding between Dr. Nova and any other person pursuant to which she was selected as an officer of the Company, and there are no family relationships between Dr. Nova and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Nova has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K, other than the Company’s acquisition of Decipher. For additional information, see “Certain Relationships and Related Party Transactions—Decipher Acquisition” in the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 23, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 11, 2022

VERACYTE, INC.

		By:	/s/ Rebecca Chambers
		Name:	Rebecca Chambers
		Title:	Chief Financial Officer